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                                                                   EXHIBIT 32


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Community Financial Holding Company, Inc. (the "Company"), hereby each certify as follows:

         The Quarterly Report on Form 10-QSB of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


         This 6th day of August 2003.


         /s/ Thomas J. Martin
         ------------------------------------------
         Thomas J. Martin
         Chief Executive Officer
         (Principal Executive Officer)


         /s/ Ann K. Marshall
         ------------------------------------------
         Ann K. Marshall
         Chief Financial Officer
         (Principal Accounting and Financial Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Community Financial Holding Company, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.